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                                                                    EXHIBIT 10.1


                                     FORM OF
                       PLAN AND AGREEMENT OF DISTRIBUTION

         THIS PLAN AND AGREEMENT OF DISTRIBUTION (the "Agreement") is made as of the _____ day of __________, 2000, between Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), and Thermo Biomedical Inc., a Delaware corporation ("Thermo Biomedical").

                                    RECITALS


         WHEREAS, Thermo Electron is the holder of __________ shares of Common Stock, $.01 par value per share, of Thermo Biomedical ("Thermo Biomedical Common Stock"), comprising 100% of the issued and outstanding shares of Thermo Biomedical Common Stock; and

         WHEREAS, Thermo Electron has contributed certain technology and certain assets to Thermo Biomedical and intends to make other arrangements to establish Thermo Biomedical as a separate enterprise for the purpose of engaging in the design, manufacture and sale of medical devices and instruments in the fields of respiratory care, neuro care and specialty medical products; and

         WHEREAS, it is the intention of Thermo Electron to distribute approximately __% of the issued and outstanding shares of Thermo Biomedical Common Stock held by Thermo Electron to the stockholders of Thermo Electron (the "Distribution"); and

         WHEREAS, Thermo Electron and Thermo Biomedical have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following such Distribution.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         1.1 GENERAL. As used in this Agreement and the Exhibits hereto, the


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following terms shall have the following meanings:

                  "Action" means any action, claim, suit, litigation, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                  "Affiliate" means, with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that Thermo Electron (and its subsidiaries) shall not be deemed to be Affiliates of Thermo Biomedical (and its subsidiaries), and vice versa, for purposes of this Agreement.

                  "Agent" means _____________________, the distribution agent appointed by Thermo Electron to distribute the shares of Thermo Biomedical Common Stock in connection with the Distribution.

                  "Ancillary Agreements" means all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Matters Agreement, the Employee Benefits Agreement and the Transition Services Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Distribution" has the meaning ascribed to it in the Recitals.

                  "Distribution Date" means the date of effecting the Distribution, as determined by the Thermo Electron Board.

                  "Distribution Record Date" means the date determined by the Thermo Electron Board as of which the holders of Thermo Electron Common Stock and their respective stock holdings shall be determined for purposes of distributing Thermo Biomedical Common Stock to such Thermo Electron stockholders.

                  "Employee Benefits Agreement" means an employee benefits agreement between Thermo Electron and Thermo Biomedical substantially in the form attached hereto as Exhibit A, with such changes as may be mutually satisfactory to Thermo Electron and Thermo


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         Biomedical.


                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Form 10" means the Registration Statement on Form 10 to be filed by Thermo Biomedical with the Commission to effect the registration of the Thermo Biomedical Common Stock pursuant to the Exchange Act.

                  "Group" means the Thermo Electron Group or the Thermo Biomedical Group.

                  "Indemnifiable Losses" means all losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

                  "Indemnifying Party" means a Person who or which is obligated under this Agreement to provide indemnification.

                  "Indemnitee" means a Person who or which may seek indemnification under this Agreement.

                  "Information Statement" means the Information Statement, constituting a part of the Form 10, in the form to be distributed to the holders of Thermo Electron Common Stock in connection with the Distribution, and as it may be amended or supplemented subsequent to such dissemination.

                  "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, mature or unmature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.


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                   "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "Private Letter Ruling Request" means Thermo Electron's Request for Rulings Filed Under Section 355 of the Code dated April 7, 2000 filed with the Internal Revenue Service in connection with the Distribution, as such request may be amended prior to the Distribution Date.

                  "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Subsidiary" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, Thermo Biomedical and the Thermo Biomedical Subsidiaries shall not be deemed to be Subsidiaries of Thermo Electron or any of the Thermo Electron Subsidiaries.

                   "Tax Matters Agreement" means the Tax Matters Agreement between Thermo Electron and Thermo Biomedical substantially in the form attached hereto as Exhibit B, with such changes as may be mutually satisfactory to Thermo Electron and Thermo Biomedical; such Tax Matters Agreement providing for, among other things, the allocation of certain liabilities with respect to federal, state and local income taxes and the procedures for filing returns with respect to such taxes.

                  "Thermo Biomedical Assets" means all of the assets owned by any member of the Thermo Biomedical Group immediately prior to the Distribution Date, excluding items to be retained by any member of the Thermo Electron Group pursuant to the Ancillary Agreements.

                  "Thermo Biomedical Board" means the Board of Directors of Thermo Biomedical.

                  "Thermo Biomedical Business" means all of the businesses and operations conducted on or after the Distribution Date by any member of


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         the Thermo Biomedical Group, whether such businesses and operations were conducted prior to the Distribution Date by such member of the Thermo Biomedical Group or by a predecessor, including Thermo Electron.

                  "Thermo Biomedical Common Stock" has the meaning ascribed to it in the Recitals.

                  "Thermo Biomedical Group" means Thermo Biomedical and the Thermo Biomedical Subsidiaries.

                  "Thermo Biomedical Indemnitees" means Thermo Biomedical, each Affiliate of Thermo Biomedical and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Thermo Biomedical Subsidiary" means all Subsidiaries of Thermo Biomedical.

                  "Thermo Electron Board" means the Board of Directors of Thermo Electron.

                  "Thermo Electron Business" means all of the businesses and operations conducted at any time, whether prior to, on or after the Distribution Date, by any member of the Thermo Electron Group (including Thermo Fibertek Inc.), other than the Thermo Biomedical Business.

                  "Thermo Electron Common Stock" means the Common Stock, $1.00 par value per share, of Thermo Electron.

                  "Thermo Electron Group" means Thermo Electron and the Thermo Electron Subsidiaries.

                  "Thermo Electron Indemnitees" means Thermo Electron, each Affiliate of Thermo Electron (including Thermo Fibertek Inc. and its subsidiaries) and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Thermo Electron Subsidiaries" means all Subsidiaries of Thermo Electron, other than Thermo Biomedical and the Thermo Biomedical Subsidiaries.

                  "Thermo Electron Trademarks" means the Thermo Biomedical Inc.


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         name and logo and related tradenames and marks used in the Thermo
         Biomedical Business as of the Distribution Date, including, without limitation, the Thermedics Polymer Products name and logo.

                   "Third-Party Claim" means any claim, suit, arbitration, injury, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

                  "Transition Services Agreement" means the Transition Services Agreement between Thermo Electron and Thermo Biomedical substantially in the form attached hereto as Exhibit C, with such changes as may be mutually satisfactory to Thermo Electron and Thermo Biomedical; such Transition Services Agreement providing for Thermo Electron's provision to Thermo Biomedical of various administrative services, including certain legal advice and services, employee benefit administration, tax advice and preparation of tax returns and certain financial and other services.

                                   ARTICLE II

                        ACKNOWLEDGMENT OF MATERIAL FACTS


         2.1 ORGANIZATION. Thermo Electron and Thermo Biomedical acknowledge that each is duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power to own their respective properties and assets and to carry on their respective businesses as presently conducted or contemplated. Thermo Electron is the owner of all three thousand (3,000) of the issued and outstanding shares of Thermo Biomedical Common Stock.

                                   ARTICLE III

                               PRELIMINARY ACTION

         3.1      COOPERATION PRIOR TO THE DISTRIBUTION.

                  (a) Ancillary Agreements. Thermo Electron and Thermo


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Biomedical shall use their respective reasonable efforts to cause, on or before the Distribution Date, the execution and delivery by Thermo Electron and Thermo Biomedical, or their respective Affiliates, of the Ancillary Agreements and any other agreements, instruments or other documents deemed necessary or desirable by the applicable parties to establish and govern their post-Distribution relationships.

                  (b) Form 10. Thermo Electron and Thermo Biomedical have prepared, and Thermo Biomedical has filed with the Commission, the Form 10, which includes the Information Statement, setting forth appropriate disclosure concerning Thermo Biomedical, the Distribution and any other appropriate matters required to be stated therein. Thermo Electron and Thermo Biomedical shall use their respective reasonable efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonably practicable, and thereafter Thermo Electron or its agent shall promptly mail the Information Statement to all of the appropriate holders of Thermo Electron Common Stock.

                  (c) Listing. Thermo Electron and Thermo Biomedical shall prepare, and Thermo Biomedical shall file and pursue, an application to effect the listing of the Thermo Biomedical Common Stock on the American Stock Exchange.

                  (d) Blue Sky. Thermo Electron and Thermo Biomedical shall use reasonable efforts to take all such actions as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

                  (e) Adjustment to Thermo Biomedical Common Stock. Thermo Electron and Thermo Biomedical shall by means of a reclassification, stock split or stock distribution or other means cause the number of outstanding shares of Thermo Biomedical Common Stock immediately prior to the Distribution to equal
________.

                  (f) Registration of Employee Benefit Plans. Thermo Electron and Thermo Biomedical shall cooperate in preparing, filing with the Commission under the Securities Act and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment or existence of or amendments to any employee benefit plan contemplated by the Employee Benefits Agreement.

         3.2 CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery


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of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments except as expressly represented, warranted or covenanted herein or in the Ancillary Agreements. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

                                   ARTICLE IV

                                THE DISTRIBUTION


         4.1      THE DISTRIBUTION.

                  (a) Prior to the Distribution Date but after the adjustment to the Thermo Biomedical Common Stock contemplated by Section 3.1(e), Thermo Electron shall deliver to Thermo Biomedical the certificates for _________ shares of Thermo Biomedical Common Stock owned by Thermo Electron, representing approximately __% of the outstanding shares of Thermo Biomedical Common Stock, and Thermo Biomedical shall cancel such certificates. In exchange therefor, and upon receipt from the Agent of a certificate as to the number of shares of Thermo Electron Common Stock outstanding as of the Distribution Record Date, Thermo Biomedical shall deliver to the Agent on the Distribution Date on behalf of Thermo Electron and for the benefit of the holders of record of Thermo Electron Common Stock as of the Distribution Record Date, an omnibus stock certificate representing ___ shares of Thermo Biomedical Common Stock for every ___ shares of Thermo Electron Common Stock outstanding as of the Distribution Record Date. Effective as of 9:00 a.m., Boston Time, on the date of the delivery of such omnibus stock certificate to the Agent, ownership of the Thermo Biomedical Common Stock held by Thermo Electron shall pass to Thermo Electron's stockholders. Thermo Electron shall instruct the Agent to distribute, beginning on or promptly following the Distribution Date, to such holders of Thermo Electron Common Stock on the Distribution Record Date, certificates representing ___ shares of Thermo Biomedical Common Stock for every ___ shares of Thermo Electron Common Stock outstanding as of the Distribution Record Date. Thermo Biomedical agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Thermo Biomedical Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights. Holders of Thermo Electron Common Stock shall not be


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required to pay cash or other consideration for the Thermo Biomedical Common
Stock received in the Distribution.

                  (b) No fractional shares of Thermo Biomedical Common Stock will be received by Thermo Electron stockholders. Instead, Thermo Electron will pay each Thermo Electron stockholder that would otherwise be entitled to a fractional share of Thermo Biomedical Common Stock cash in an amount (without interest) equal to the product of (i) such fraction and (ii) the closing price of the Thermo Biomedical Common Stock on the American Stock Exchange (as traded on a when-issued basis) on the date two trading days prior to the Distribution Date (the "Determination Date"). In the event that the Thermo Biomedical Common Stock is not traded on a when-issued basis on the American Stock Exchange as of the Determination Date, then the amount set forth in subclause (ii) of the preceding sentence shall equal the fair market value of one share of Thermo Biomedical Common Stock on the date two business days prior to the Distribution Date as determined in good faith by the Board of Directors of Thermo Electron, in its sole discretion. Promptly following the Distribution Date, Thermo Electron shall provide the Agent with cash in an amount equal to the aggregate amount to be paid to the Thermo Electron stockholders pursuant to this Section 4.1(b), and the Agent shall distribute such amounts to Thermo Electron stockholders in accordance with this Section 4.1(b).

         4.2      THERMO ELECTRON BOARD ACTION.

                  (a) The Thermo Electron Board shall establish in its sole discretion and in accordance with all applicable rules of the New York Stock Exchange, the Distribution Record Date, the Distribution Date, the date on which certificates representing Thermo Biomedical Common Stock shall be mailed to holders of Thermo Electron Common Stock and all appropriate procedures in connection with the Distribution.

                  (b) After the declaration of the Distribution and until the Distribution Date, in its sole discretion for any reason, the Thermo Electron Board may rescind the declaration of the Distribution and postpone, withdraw, cancel or abandon the Distribution for any reason and simultaneously terminate this Agreement and the Ancillary Agreements. In the event of such termination, no party hereto or to any Ancillary Agreement shall have any Liability to any Person by reason of this Agreement or any Ancillary Agreement.


                                    ARTICLE V

                    SURVIVAL, ASSUMPTION AND INDEMNIFICATION


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         5.1 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Distribution Date.

         5.2 ASSUMPTION AND INDEMNIFICATION.

                  (a) Except as specifically otherwise provided in the Ancillary Agreements, Thermo Electron shall indemnify, defend and hold harmless the Thermo Biomedical Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Thermo Electron Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date; (2) all Indemnifiable Losses incurred by Thermo Biomedical as a consequence of any misstatement or omission of a material fact with respect to Thermo Electron based on information supplied by Thermo Electron in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution, and related transactions, including without limitation, the Information Statement and the Form 10; and (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of Thermo Electron Group contained in this Agreement or any of the Ancillary Agreements.

                  (b) Except as specifically otherwise provided in the Ancillary Agreements, Thermo Biomedical shall indemnify, defend and hold harmless the Thermo Electron Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Thermo Biomedical Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date; (2) all Indemnifiable Losses incurred by Thermo Electron as a consequence of any misstatement or omission of a material fact with respect to Thermo Biomedical based on information supplied by Thermo Biomedical in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including without limitation, the Information Statement and the Form 10; and (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of the Thermo Biomedical Group contained in this Agreement or any of the Ancillary Agreements.

                  (c) If any Indemnifiable Loss arises from or relates to both the Thermo Electron Business and the Thermo Biomedical Business, Thermo Electron shall indemnify the Thermo Biomedical Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Thermo Electron Business than to the Thermo Biomedical Business, and Thermo


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Biomedical shall indemnify the Thermo Electron Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Thermo Biomedical Business than to the Thermo Electron Business.

                  (d) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the Thermo Electron Group and any member of the Thermo Biomedical Group (or any unit of the Thermo Biomedical Business) for the provision after the Distribution of goods and services shall be governed by the terms of such arrangements and not by this Section.

         5.3 PROCEDURES FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS.

                  (a) Thermo Biomedical shall, and shall cause the other Thermo Biomedical Indemnitees to, notify Thermo Electron in writing promptly after learning of any Third-Party Claim for which any Thermo Biomedical Indemnitee intends to seek indemnification from Thermo Electron under this Agreement. Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, notify Thermo Biomedical in writing promptly after learning of any Third-Party Claim for which any Thermo Electron Indemnitee intends to seek indemnification from Thermo Biomedical under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article V except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the information provided to the Indemnitee.

                  (b) Except as otherwise provided in subsection (c) of this
Section 5.3, an Indemnifying Party may, by notice to the Indemnitee and to Thermo Biomedical, if Thermo Electron is the Indemnifying Party, or to Thermo Electron, if Thermo Biomedical is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of its Group) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, except that such Indemnifying Party shall not require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnitee and of Thermo Biomedical, if the Indemnitee is a Thermo Biomedical Indemnitee, or of Thermo Electron, if the Indemnitee is a Thermo Electron Indemnitee, consent to


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any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense.

                  (c) With respect to any Third-Party Claim, if there is a material conflict of interest between the Indemnifying Party and the Indemnitees involved, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. If an Indemnitee notifies an Indemnifying Party of a Third-Party Claim pursuant to this Section 5.3, and the Indemnifying Party does not take control of the defense or settlement thereof, or prior to the time that it does so take control, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. In any such event, the Indemnifying Parties and the Indemnitees involved shall each be entitled to conduct their own investigation and defense, but the parties shall cooperate to conduct such investigation and defense as efficiently as possible. No Indemnitee may compromise or settle any Third-Party Claim described in this subsection as to which indemnification from an Indemnifying Party has or will be sought under this Agreement without the prior written consent of such Indemnifying Party.

                  (d) If an Indemnifying Party is required to indemnify any Indemnitees with respect to a Third-Party Claim described in subsection (c) of this Section 5.3, such Indemnifying Party shall pay the reasonable attorneys' fees and expenses of one law firm representing the Indemnitees involved in each jurisdiction with respect thereto.

                  (e) Thermo Biomedical shall, and shall cause the other Thermo Biomedical Indemnitees to, and Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof.

         5.4 REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 5.3 shall be the exclusive procedures governing any indemnity action brought under this Agreement or otherwise and relating to a Third-Party Claim, except as otherwise specifically


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provided in any of the Ancillary Agreements.

         5.5 RELEASE OF PRE-DISTRIBUTION CLAIMS.

         (a) Except as provided in Section 5.5(c), effective as of the Distribution Date, Thermo Biomedical does hereby, for itself and each other member of the Thermo Biomedical Group, and their respective Affiliates (other than any member of the Thermo Electron Group), successors and assigns, remise, release and forever discharge Thermo Electron, the members of the Thermo Electron Group, their respective Affiliates (other than any member of the Thermo Biomedical Group), successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the actions or decisions taken or omitted to be taken in connection with, and the other activities relating to, the structuring or implementation of the Distribution and the transfer of the Thermo Biomedical Assets to the Thermo Biomedical Group and the assumption by the Thermo Biomedical Group of the Thermo Biomedical Liabilities.

         (b) Except as provided in Section 5.5(c), effective as of the Distribution Date, Thermo Electron does hereby, for itself and each other member of the Thermo Electron Group, their respective Affiliates (other than any member of the Thermo Biomedical Group), successors and assigns, remise, release and forever discharge Thermo Biomedical, the respective members of the Thermo Biomedical Group, their respective Affiliates (other than any member of the Thermo Electron Group), successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Distribution and the transfer of the Thermo Biomedical Assets to the Thermo Biomedical Group and the assumption by the Thermo Biomedical Group of the Thermo Biomedical Liabilities.

         (c) Nothing contained in Section 5.5(a) or (b) shall impair any right of any Person to enforce this Agreement or the Ancillary Agreements, or any agreements, arrangements, commitments or understandings that are referred to


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herein or therein as not terminating as of the Distribution Date, in each case in accordance with its terms. Without limiting the foregoing, nothing contained in Section 5.5(a) or (b) shall release any Person from:

         (i) any Liability provided in or resulting from any agreement among any members of the Thermo Electron Group or the Thermo Biomedical Group that is specified in Section 9.4(b) or in
                  Schedule 9.4(b) as not to terminate as of the Distribution
                  Date;

         (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

         (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement, which Liability shall be governed by the provisions of this Article V, or, if applicable, by the appropriate provisions of the Ancillary Agreements; or

         (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to Section 5.5(a) or (b).

         (d) Thermo Biomedical shall not make, and shall not permit any member of the Thermo Biomedical Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Thermo Electron, any member of the Thermo Electron Group, or any other Person released pursuant to Section 5.5(a), with respect to any Liabilities released pursuant to Section 5.5(a). Thermo Electron shall not, and shall not permit any member of the Thermo Electron Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Thermo Biomedical or any member of the Thermo Biomedical Group, or any other Person released pursuant to
Section 5.5(b), with respect to any Liabilities released pursuant to Section 5.5(b).

         (e) It is the intent of each of Thermo Electron and Thermo Biomedical by virtue of the provisions of this Section 5.5 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Thermo Biomedical or any member of the Thermo Biomedical Group, on the one hand, and Thermo Electron or any


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member of the Thermo Electron Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 5.5(c). At any time, at the request and expense of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.


                                   ARTICLE VI

                              ADDITIONAL ASSURANCES


         6.1 MUTUAL ASSURANCES. Thermo Electron and Thermo Biomedical agree to cooperate with respect to the implementation of this Agreement and the Ancillary Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated hereby. Such cooperation may include joint meetings with corporate partners, suppliers, customers and others to assure the orderly transition of the business and assets contemplated hereby; provided, however, that nothing herein shall be deemed to obligate either Thermo Electron or Thermo Biomedical to take any action or reach any understandings which may violate any applicable laws. Thermo Electron and Thermo Biomedical agree that they will not take any action inconsistent with the facts and representations set forth in the Private Letter Ruling Request and will use their reasonable efforts to cause such facts to remain true and correct and, if either Thermo Electron or Thermo Biomedical shall take any such inconsistent action, or fail to use such reasonable efforts, it will indemnify the other party for any expense or Liability incurred as a consequence thereof. Thermo Electron and Thermo Biomedical also agree that the Distribution is intended to qualify under Section 355 of the Code, and that the characterization of the transactions contemplated hereunder for tax purposes and the liability of the parties for taxes shall be governed by the Tax Matters Agreement. Except as otherwise specifically provided herein or as agreed between the parties from time to time, Thermo Electron and Thermo Biomedical shall bear their own expenses associated with the Distribution.


                                   ARTICLE VII

                   CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION

         The Distribution shall be subject to the implementation of the portions of this Agreement which are contemplated to become effective prior to the Distribution and to the satisfaction or waiver of the following conditions:

         7.1 BOARD APPROVAL. This Agreement and the Ancillary Agreements (including exhibits and schedules) shall have been approved by the Thermo Electron Board and the Thermo Biomedical Board and shall have been executed and delivered by appropriate officers of Thermo Electron and Thermo Biomedical.

         7.2 SECURITIES LAWS COMPLIANCE. The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws.

         7.3 FORM 10 EFFECTIVE. The Form 10 shall have become effective under the Exchange Act, no temporary restraining order or injunction with respect thereto shall be in effect and no proceeding seeking such relief or seeking to suspend or otherwise rescind the effectiveness of the Form 10 shall be pending or threatened.

         7.4 CONSENTS. Thermo Electron shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transactions contemplated by this Agreement.

         7.5 IRS RULING. Thermo Electron shall have received a private letter ruling from the Internal Revenue Service to the effect that the Distribution qualifies as a tax-free spin-off under Section 355 of the Code.

         7.6 OTHER INSTRUMENTS. All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Thermo Electron and Thermo Biomedical.

         7.7 LEGAL PROCEEDINGS. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect Thermo Electron or Thermo Biomedical in a materially adverse manner shall have been commenced or threatened against Thermo Electron, Thermo Biomedical or the directors or officers of either Thermo Electron or Thermo Biomedical.

         7.8 MATERIAL CHANGES. No material adverse change shall have occurred with respect to Thermo Electron or Thermo Biomedical, the securities markets or general economic or financial conditions which shall, in the reasonable judgment of Thermo Electron and Thermo Biomedical, make the transactions contemplated by this Agreement inadvisable.

         7.9 NOTICE OF RECORD DATE. Thermo Electron shall have provided the New York Stock Exchange with the prior written notice of the Distribution

Record Date as provided by Rule 10b-17 of the Exchange Act and the rules and regulations of the New York Stock Exchange.

         7.10 AUDITOR'S REPORT. Arthur Andersen LLP shall have provided to Thermo Electron and the Board of Directors of Thermo Biomedical a written report, dated the Distribution Date, with respect to the audited financial statements contained in the Information Statement to the effect that such financial statements present fairly in all material respects the financial position of Thermo Biomedical and its subsidiaries and certain affiliates at the relevant dates and the results of their operations and cash flows for the relevant periods, in accordance with generally accepted accounting principles consistently applied.

         7.11 OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN. Houlihan Lokey Howard & Zukin shall have provided to the Board of Directors of Thermo Electron its written opinion as to the solvency of Thermo Electron and related matters immediately prior to and after giving effect to the Distribution and the distribution of shares of common stock of Thermo Fibertek Inc. by Thermo Electron to the stockholders of Thermo Electron.

         7.12 DISTRIBUTION OF THERMO BIOMEDICAL CASH AND CASH EQUIVALENTS. Thermo Biomedical shall have distributed to Thermo Electron all of the cash and cash equivalents held as of the Distribution Date by each member of the Thermo Biomedical Group other than Thermo Biomedical Subsidiaries that are foreign subsidiaries.

         7.13 SATISFACTION OR WAIVER OF CONDITIONS. Any determination made by the Board of Directors of Thermo Electron on behalf of either party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Article VII shall be conclusive.


                                  ARTICLE VIII

                       ACCESS TO INFORMATION AND SERVICES

         8.1 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Distribution Date, Thermo Electron shall deliver to Thermo Biomedical all existing corporate records in the possession of Thermo Electron relating to the business and assets to be transferred to Thermo Biomedical, together with all active agreements and any active litigation files relating to the business, except to the extent such items are already in the possession of Thermo Biomedical. Such records shall be the property of Thermo Biomedical but shall be available to Thermo Electron for review and duplication until Thermo Electron shall notify Thermo Biomedical in writing that such records are no longer of use to Thermo Electron.

         8.2 ACCESS TO INFORMATION. From and after the Distribution Date, Thermo Electron shall afford to Thermo Biomedical and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Thermo Electron's possession relating to Thermo Biomedical's business, insofar as such access is reasonably required by Thermo Biomedical. Thermo Biomedical shall afford to Thermo Electron and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within Thermo Biomedical's possession relating to Thermo Electron's business as constituted after the Distribution, insofar as such access is reasonably required by Thermo Electron. Information may be requested under this
Article VIII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement and the Ancillary Agreements.

         8.3 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Thermo Electron and Thermo Biomedical shall use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the pre-Distribution business of Thermo Electron or Thermo Biomedical or relating to or in connection with the relationship between Thermo Electron and Thermo Biomedical on or prior to the Distribution Date.

         8.4 REIMBURSEMENT. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Information to the other party under this Article VIII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information.

         8.5 RETENTION OF RECORDS. For a period of seven (7) years following the Distribution Date, each of Thermo Electron and Thermo Biomedical shall retain all Information relating to the other, except as otherwise required by law or set forth in an Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party; provided, that, after the expiration of such retention period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (i) the party proposing to destroy or otherwise dispose of such Information shall provide no less than ninety (90) days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the party requesting such Information.

         8.6 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall use its reasonable efforts to cause its Affiliates and Representatives to keep strictly confidential, any Information of or concerning the other party which it or any of its Affiliates or Representatives may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or any Ancillary Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to Information which: (i) at the time of disclosure was in the public domain, not as a result of improper acts by the receiving party; (ii) is received by the receiving party from a third party who did not receive such Information from the disclosing party under an obligation of confidentiality; or
(iii) is compelled to be disclosed by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law. Notwithstanding the foregoing, each of Thermo Electron and Thermo Biomedical shall be deemed to have satisfied its obligations under this Section 8.6 with respect to any Information if it exercises the same care with regard to such Information as it takes to preserve the confidentiality of its own similar Information.


                                   ARTICLE IX

                                    COVENANTS


         9.1 LISTING. Thermo Biomedical hereby agrees to use its reasonable efforts to effect and maintain the listing of the Thermo Biomedical Common Stock on the American Stock Exchange.

         9.2 ANCILLARY AGREEMENTS. The parties agree that they shall comply with and provide all services and take any and all actions required to be provided or taken by the terms of any and all of the Ancillary Agreements following the Distribution.

         9.3 USE OF THERMO ELECTRON TRADEMARKS.

                  (a) Thermo Electron hereby grants Thermo Biomedical a nonexclusive, nontransferable license to use the Thermo Electron Trademarks solely in connection with the operation of the Thermo Biomedical Business. Thermo Biomedical acknowledges that Thermo Electron owns all rights in the Thermo Electron Trademarks. From and after the Distribution Date, Thermo Biomedical shall have no rights to the Thermo Electron Trademarks except for the limited license granted pursuant to this Section 9.3.

                  (b) Within 180 days following the Distribution Date, Thermo Biomedical and each member of the Thermo Biomedical Group shall cease all use of the Thermo Electron Trademarks as part of any corporate name or logo, tradename, and/or trademark or service mark, including, without limitation, on any signs, letterhead, business cards, invoices and other business forms, telephone directory listings and promotional materials.

                  (c) During the 180-day period set forth in Section 9.3(b), Thermo Biomedical shall maintain the same standards of quality for products and services provided under the Thermo Electron Trademarks as previously provided by Thermo Electron and its Subsidiaries. During such period, Thermo Electron shall have the right to monitor Thermo Biomedical's use of the Thermo Electron Trademarks and shall be able to control the quality of any Thermo Biomedical products and/or services that bear the Thermo Electron Trademarks.

         9.4 TERMINATION OF INTERCOMPANY AGREEMENTS.

                  (a) Thermo Biomedical and each member of the Thermo Biomedical Group, on the one hand, and Thermo Electron and each member of the Thermo Electron Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Thermo Biomedical and/or any member of the Thermo Biomedical Group, on the one hand, and Thermo Electron and/or any member of the Thermo Electron Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each Party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                  (b) The provisions of Section 9.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement or any of the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on
Schedule 9.4(b) hereto; (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any of the Ancillary Agreements expressly contemplates will survive the Distribution Date.


                                    ARTICLE X

                        NO REPRESENTATIONS OR WARRANTIES


         10.1 NO REPRESENTATIONS OR WARRANTIES. Thermo Biomedical acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Thermo Biomedical Business, and Thermo Electron acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Thermo Electron Business. Thermo Biomedical understands and agrees that no member of the Thermo Electron Group is, in this Agreement or in any other agreement or document, representing or warranting to Thermo Biomedical or any member of the Thermo Biomedical Group in any way as to the Thermo Biomedical Assets, the Thermo Biomedical Business or the Liabilities of the Thermo Biomedical Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that Thermo Biomedical and each member of the Thermo Biomedical Group shall take all of the Thermo Biomedical Assets "as is, where is." Thermo Biomedical and each member of the Thermo Biomedical Group shall bear the economic and legal risk that conveyances of the Thermo Biomedical Assets shall prove to be insufficient, that the title of any member of the Thermo Biomedical Group to any Thermo Biomedical Assets shall be other than good and marketable and free from encumbrances or that results from the failure of Thermo Biomedical or any member of the Thermo Biomedical Group to obtain any consents or approvals relating to the Thermo Biomedical Business required in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS


         11.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

         11.2 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

         11.3 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

         11.4 EXHIBITS. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof. Except as otherwise specifically provided therein, all provisions of this Article XI shall apply to each agreement constituting an Ancillary Agreement or to which reference is made herein.

         11.5 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of Thermo Electron and Thermo Biomedical. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

         11.6 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, if mailed by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, in all cases to the parties as follows:

                                    Thermo Electron Corporation
                                    81 Wyman Street
                                    P.O. Box 9046
                                    Waltham, MA 02454-9046
                                    Attention: Chief Executive Officer
                                    Telephone:   (781) 622-1000
                                    Telecopier:  (781) 622-1283

                           or to:

                                    Thermo Biomedical Inc.
                                    81 Wyman Street
                                    P.O. Box 9046
                                    Waltham, MA 02454-9046
                                    Attention: Chief Executive Officer
                                    Telephone:   (781) 622-1000
                                    Telecopier:  (781) 622-1283

         11.7 SUCCESSORS AND ASSIGNS. This Agreement and any of the rights and obligations of each party hereunder shall not be assigned, in whole or in part, without the prior written consent of the other party, provided that either party may sell, assign, transfer, delegate or otherwise dispose of its rights and obligations hereunder in connection with its merger or consolidation or the sale of substantially all of its assets. This Agreement shall be binding upon the parties and their respective successors and assigns to the extent such assignments are in accordance with this Section 11.7.

         11.8 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

         11.9 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Sections 5.2 and 5.3 relating to Indemnitees, which are also for the benefit of the

Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

         11.10 COMPLETE AGREEMENT. This Agreement, the Exhibits and any schedules hereto and the Ancillary Agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  (a) All matters relating to or arising out of any employee benefit, compensation or welfare arrangement in respect of any present and former employee of the Thermo Electron Group or the Thermo Biomedical Group shall be governed by the Employee Benefits Agreement. In the event of any inconsistency between the Employee Benefits Agreement and this Agreement with respect to such matters, the Employee Benefits Agreement shall govern.

                  (b) All matters relating to taxes shall be governed by the Tax Matters Agreement, In the event of any inconsistency between the Tax Matters Agreement and this Agreement with respect to such matters, the Tax Matters Agreement shall govern.

         11.11 DISPUTE RESOLUTION.

                  (a) General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement or any of the Ancillary Agreements or the interpretation of this Agreement or any of the Ancillary Agreements, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 11.11.

                  (b) Arbitration.

                           (i) Any party hereto may submit any matter referred
to in Section 11.11(a) to arbitration by notifying the other party, in writing, of such dispute. Within 30 days after receipt of such notice, the parties shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the Boston, Massachusetts, Office of the American Arbitration Association. The arbitrator shall be a retired federal or state judge, and shall not be an Affiliate, Representative, employee, consultant, officer, director or stockholder of any party hereto. If neither the parties nor the Boston, Massachusetts, Office of the American Arbitration Association is able to identify an individual to serve as the arbitrator, the Boston, Massachusetts, Office of the American Arbitration

Association shall select an arbitrator from the CPC Panel of Distinguished Neutrals of the CPR Institute for Dispute Resolution.

                           (ii) Within 30 days after the designation of the
arbitrator, the arbitrator and the parties hereto shall meet, at which time the parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

                           (iii) The arbitrator shall set a date for a hearing,
which shall be no later than 45 days after the submission of written proposals pursuant to Section 11.11(b)(ii), to discuss each of the issues identified by the parties. Each party hereto shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

                           (iv) The arbitrator shall use his or her reasonable
efforts to rule on each disputed issue within 30 days after the completion of the hearings described in Section 11.11(b)(iii). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties.

                           (v) The (1) attorneys' fees of the parties hereto in
any arbitration, (2) fees of the arbitrator, and (3) costs and expenses of the arbitration shall be borne by the parties as determined by the arbitrator.

                           (vi) Any arbitration pursuant to this Section 11.11
shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction there over and shall be final and binding upon the parties hereto.

                           (vii) Notwithstanding the foregoing, nothing in this
Section 11.11 shall be construed as limiting in any way the right of a party hereto to seek a temporary restraining order or other injunctive relief with respect to any actual or threatened breach of this Agreement or any Ancillary Agreement from a court of competent jurisdiction. Should any party to this Agreement seek a temporary restraining order or other injunctive relief, then for purposes of determining whether to grant such temporary restraining order or other injunctive relief, the dispute underlying the request for such temporary restraining order or other injunctive relief may be heard by such court of competent jurisdiction.

         11.12 EXPENSES. Except as otherwise specifically provided in this

Agreement and the Ancillary Agreements, Thermo Electron and Thermo Biomedical shall each bear their own costs and expenses incurred in connection with the transactions contemplated hereby and by the Ancillary Agreements (including the fees and expenses of the Agent and of all counsel, accountants and financial and other advisors).

         11.13 FORCE MAJEURE. Neither party shall be considered in default in performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its reasonable control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, changes in laws, regulations or orders, other events or situations which the party was unable to prevent or overcome despite the exercise of due diligence.

         11.14 COMPLIANCE WITH LAW. Nothing in this Agreement shall require either party to take any action or omit to take any action in violation of applicable law.



                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          THERMO ELECTRON CORPORATION

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________


                                          THERMO BIOMEDICAL INC.

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________


ATTACHMENTS:

Exhibit A     Employee Benefits Agreement
Exhibit B     Tax Matters Agreement
Exhibit C     Transition Services Agreement